Exhibit 99.1

MEDIA CONTACT

Alan Chapple
Exide Technologies
678-566-9514
alan.chapple@exide.com

INVESTOR CONTACT

Rich Cockrell
Exide Technologies
678-566-9415
rich.cockrell@exide.com

FOR IMMEDIATE RELEASE

EXIDE TECHNOLOGIES REPORTS FISCAL FIRST QUARTER 2006 RESULTS

Alpharetta, Georgia (July 27, 2005) – Exide Technologies (NASDAQ: XIDE), a global leader in stored electrical energy solutions, today announced financial results for the first quarter of fiscal 2006 ended June 30, 2005.

Consolidated net sales for the first quarter of fiscal 2006 rose 9.2 percent to $669.3 million from $612.5 million in the first quarter of fiscal 2005. Quarterly net sales results benefited from higher average selling prices as a result of lead-related pricing actions across the business, as well as continued strong Motive Power demand worldwide. Favorable currency exchange rates also benefited net sales Company-wide.

“While all of our divisions contributed to the increase in sales, three out of the four divisions delivered better operating performance. During the first quarter and in the month of July, we began taking a number of steps to make Exide a stronger and more competitive organization,” said Gordon Ulsh, President and Chief Executive Officer. “Although progress is being made, there clearly remains much more to do. Looking forward to the full year, we remain focused on delivering profitable revenue growth and continued expense rationalization to enhance shareholder value.”

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Consolidated income for the first quarter of fiscal 2006 was a net loss of $35.7 million, or $1.43 per share. Results include restructuring costs and reorganization items of approximately $4.3 million, a $10.6 million currency remeasurement losses and a loss on sale of capital assets of $1.5 million. The results were offset by an unrealized gain on the re-evaluation of warrants of $8.1 million. The results compare to reported first quarter fiscal 2005 net income of $1,782.2 million, which includes the impact of Fresh Start accounting and a gain on the discharge of indebtedness totaling $1,787.2 million.

The Company uses adjusted EBITDA as a key measure of the Company’s operational and financial performance because the Company believes it provides useful information for investors. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and restructuring charges. The Company’s adjusted EBITDA definition also adjusts reported earnings for the effect of non-cash currency re-measurement gains or losses, the non-cash gain or loss from revaluation of the Company’s warrants liability, impairment charges and non-cash gains or losses on asset sales. A reconciliation of adjusted EBITDA to income reported under Generally Accepted Accounting Principals (“GAAP”) is attached hereto.

Adjusted EBITDA for the first quarter of fiscal 2006 declined $6.7 million to $19 million principally driven by higher commodity prices. Average lead prices increased 16.5 percent over the prior-year period to €784 ($987) per metric tonne. The strength of the Euro against the U.S. dollar offset lower results by $0.5 million.

Conference Call Details

Exide President and CEO Gordon A. Ulsh and other members of senior management will host a conference call on Wednesday, July 27, 2005 for members of the investment community to discuss the Company’s financial results and general business operations at 11:00 a.m. Eastern Daylight Saving Time.

The conference call information follows:

Date: July 27, 2005
Time: 11 a.m. Eastern Daylight Saving Time
Domestic Dial-In Number: 800-706-7741
International Dial-In Number: 617-614-3471
Passcode: 55868061

For individuals unable to participate in the conference call, a telephone replay will be available from 1 p.m. on July 27, 2005 until midnight on August 27, 2005 at:

Domestic Replay Number: 888-286-8010
International Replay Number: 617-801-6888
Passcode: 95331965

An audio webcast of the conference call can also be accessed via www.exide.com and will be available for 12 months. RealPlayer or Windows Media Player will be required in order to access the webcast.

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About Exide Technologies
Exide Technologies, with operations in 89 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s four global business groups – Transportation Americas, Transportation Europe and Rest of World, Industrial Energy Americas and Industrial Energy Europe and Rest of World – provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.

Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and 42-volt automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Further information about Exide, including its financial results, is available at www.exide.com.

Forward-Looking Statements
Except for historical information, this report may be deemed to contain “forward-looking” statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act.

Examples of forward-looking statements include, but are not limited to (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure and other financial items, (b) statements of plans of and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance, (d) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business and (e) statements regarding the ability to obtain amendments under the Company’s debt agreements.

Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the following general factors such as: (i) adverse reactions by creditors, vendors, customers, and others to the going-concern qualification contained in the audit report in the Company’s 10-K for fiscal year 2005; (ii) the Company’s ability to implement and fund based on current liquidity business strategies and restructuring plans, (iii) the Company’s substantial debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs and the Company’s ability to comply with the covenants in its debt agreements or obtain waivers of noncompliance, (iv) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (v) the fact that lead, a major ingredient in most of the Company’s products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (vi) the substantial management time and financial and other resources needed for the Company’s consolidation and rationalization of acquired entities, (vii) the Company’s exposure to fluctuations in interest rates on its variable debt, (vii) general economic conditions, (viii) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, and (ix) our ability to attract and retain key personnel. Some of the factors contained herein, and other factors, are enumerated in further detail in the Company’s most recent Form 10-K filed on June 29, 2005 and the Company’s Registration Statement on Form S-3 filed with the Commission on July 15, 2005.

Therefore, the Company cautions each reader of this press release carefully to consider those factors hereinabove set forth, because such factors have, in some instances, affected and in the future could affect, the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.

[TABLES FOLLOW]

	EXIDE TECHNOLOGIES AND SUBSIDIARIES
	CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	(In thousands, except per share data)
			Predecessor Company
	Succcessor Company	Succcessor Company	for the Period April
	for the Three Months	for the Period May 6,	1, 2004 to May 5,
	Ended June 30, 2005	2004 to June 30, 2004	2004
NET SALES	$669,332	$397,928	$214,607
COST OF SALES	567,116	333,129	179,137

Gross profit	102,216	64,799	35,470

EXPENSES:
Selling, marketing and advertising	71,073	41,288	24,504
General and administrative	43,738	23,389	17,940
Restructuring and impairment	2,901	2,447	602
Other (income) expense, net	3,400	(42,876)	6,222
Interest expense, net	16,100	6,026	8,870

	137,212	30,274	58,138

Income (loss)
before
reorganization
items, income taxes
and minority
interest	(34,996)	34,525	(22,668)
REORGANIZATION ITEMS, NET	1,372	1,693	18,434
FRESH START ACCOUNTING ADJUSTMENTS, NET	-	-	(228,371)
GAIN ON DISCHARGE OF LIABILITIES SUBJECT TO COMPROMISE	-	-	(1,558,839)
INCOME TAX BENEFIT	(754)	(828)	(2,482)
MINORITY INTEREST	95	33	26

Net income (loss)	$(35,709)	$33,627	$1,748,564

NET INCOME (LOSS) PER SHARE
Basic and Diluted	$(1.43)	$1.35	$63.86

WEIGHTED AVERAGE SHARES
Basic and Diluted	25,000	25,000	27,383

EXIDE TECHNOLOGIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	Successor Company
	June 30, 2005	March 31, 2005
Cash	$66,862	$76,696
Current assets, excluding cash	$1,042,176	$1,114,032
Property, plant and equipment, net	752,668	799,763
Other assets	291,668	300,289

Total assets	$2,153,374	$2,290,780

Current liabilities, excluding current maturities	$677,344	$738,784
Long term debt, including current maturities	653,828	652,163
Non current retirement obligations	317,616	329,628
Other liabilities	121,356	130,182

Total liabilities	1,770,144	1,850,757
Minority interest	12,215	12,764
Stockholders’ equity	371,015	427,259

Total liabilities and stockholders’ equity	$2,153,374	$2,290,780

	EXIDE TECHNOLOGIES AND SUBSIDIARIES
	CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
	(In thousands)
		Succcessor Company	Predecessor Company
	Succcessor Company	for the Period May	for the Period
	for the Three Months	6, 2004 to June 30,	April 1, 2004 to
	Ended June 30, 2005	2004	May 5, 2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(35,709)	$33,627	$1,748,564
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	30,341	21,699	7,848
Gain on discharge of liabilities subject to compromise	-	-	(1,558,839)
Fresh Start accounting adjustments, net	-	-	(228,371)
Unrealized gain on warrants	(8,126)	(43,612)	—
Net change in working capital	1,181	(19,522)	14,084
Other, net	(3,193)	(8,001)	9,528

Net cash used in operating activities	(15,506)	(15,809)	(7,186)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(11,545)	(8,332)	(7,152)
Proceeds from asset sales	9,982	3,600	2,800

Net cash used in investing activities	(1,563)	(4,732)	(4,352)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under Senior Credit facility	-	-	500,000
Net borrowings and repayments under Replacement DIP
Credit Facility and 9.125% Senior Notes	—	—	(464,832)
Currency swap	(12,084)	—	—
Other	21,085	3,152	—

Net cash provided by financing activities	9,001	3,152	35,168
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND
CASH EQUIVALENTS	(1,766)	766	(1,447)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(9,834)	(16,623)	22,183
CASH AND CASH EQUIVALENTS, END OF PERIOD	76,696	59,596	37,413

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$66,862	$42,973	$59,596

Footnote: Working capital represents receivables, inventories and accounts payable

	EXIDE TECHNOLOGIES AND SUBSIDIARIES
	ADJUSTED EBITDA RECONCILIATION BY SEGMENT
	SUCCESSOR COMPANY FOR THE THREE MONTHS ENDED JUNE 30, 2005
	(In millions)
	Transportation		Industrial Energy
	North America	Europe and ROW	North America	Europe and ROW	Other	Total
Net income (loss)	$4.1	$(1.6)	$4.4	$9.6	$(52.2)	$(35.7)
Interest expense, net	—	—	—	—	16.1	16.1
Income tax provision (benefit)	—	—	—	—	(0.8)	(0.8)
EBIT	4.1	(1.6)	4.4	9.6	(36.9)	(20.4)
Depreciation and amortization	7.0	8.6	2.7	8.4	3.6	30.3
Reorganization items, net	—	—	—	—	1.4	1.4
Restructuring and impairment	0.4	0.4	0.4	1.1	0.6	2.9
Other restructuring costs included in cost of sales &
general and administrative expenses	0.2	0.2	—	—	0.2	0.6
Currency remeasurement loss (gain)	—	—	—	—	11.7	11.7
Gain on revaluation of foreign currency forward contract	—	—	—	—	(1.1)	(1.1)
Minority interest	—	—	—	—	0.1	0.1
Unrealized gain on revaluation of warrants	—	—	—	—	(8.1)	(8.1)
Loss (gain) on sale of capital assets	0.3	0.1	—	—	1.1	1.5
Other non-cash losses (gains)	1.0	—	(0.1)	0.1	(0.9)	0.1
Adjusted EBITDA	$13.0	$7.7	$7.4	$19.2	$(28.3)	$19.0

			EXIDE TECHNOLOGIES AND SUBSIDIARIES
			ADJUSTED EBITDA RECONCILIATION BY SEGMENT
			FOR THE THREE MONTHS ENDED JUNE 30, 2004
			(In millions)
							Succcessor Company	Predecessor Company
							for the Period May	for the Period
							6, 2004 to June 30,	April 1, 2004 to
							2004	May 5, 2004

	Transportation		Industrial Energy

	North America	Europe and ROW	North America	Europe and ROW	Other	Total			Total

Net income (loss)	$8.5	$3.0	$3.2	$6.1	$1,761.4	$1,782.2	$33.6	$1,748.6	$1,782.2
Interest expense, net	—	—	—	—	14.8	14.8	6.0	8.8	14.8
Income tax provision (benefit)	—	—	—	—	(3.3)	(3.3)	(0.8)	(2.5)	(3.3)
Fresh Start accounting adjustments, net	—	—	—	—	(228.4)	(228.4)	—	(228.4)	(228.4)
Gain on discharge of liabilities subject to compromise	—	—	—	—	(1,558.8)	(1,558.8)	—	(1,558.8)	(1,558.8)
EBIT	8.5	3.0	3.2	6.1	(14.3)	6.5	38.8	(32.3)	6.5
Depreciation and amortization	7.3	9.0	3.2	8.0	2.1	29.6	21.7	7.9	29.6
Reorganization items, net	—	—	—	—	20.1	20.1	1.7	18.4	20.1
Restructuring and impairment	0.2	1.6	—	1.1	0.1	3.0	2.4	0.6	3.0
Currency remeasurement loss (gain)	—	—	—	—	7.4	7.4	1.1	6.3	7.4
Minority interest	—	—	—	—	0.1	0.1	0.1	—	0.1
Unrealized gain on revaluation of warrants	—	—	—	—	(43.6)	(43.6)	(43.6)	—	(43.6)
Non-cash increase in cost of sales from
Fresh Start inventory step-up	0.7	0.8	0.1	1.0	—	2.6	2.6	—	2.6
Other non-cash losses (gains)	0.1	—	—	—	(0.1)	—	—	—	—
Adjusted EBITDA	$16.8	$14.4	$6.5	$16.2	$(28.2)	$25.7	$24.8	$0.9	$25.7